UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2007, Mandalay Media, Inc., a Delaware corporation (the “Registrant” or “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Twistbox Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Twistbox Entertainment, Inc., a Delaware corporation (the “Company”), and Adi McAbian and Spark Capital, L.P. as representatives of the stockholders of the Company (the “Stockholder Representatives”), pursuant to which Merger Sub will merge with and into the Company, with the Company to be the surviving corporation (the “Surviving Corporation”) through an exchange of capital stock of the Company for common stock of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock, $0.001 par value per share (“Company Common Stock”), on a fully converted basis, assuming conversion on a one-for-one basis of all issued and outstanding shares of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, each $0.01 par value per share (the “Company Preferred Stock,” and together with Company Common Stock, the “Company Capital Stock”), will be converted automatically into and become exchangeable for shares of common stock of Parent, $0.0001 par value per share (“Parent Common Stock”), in accordance with certain exchange ratios as set forth in the Merger Agreement (the “Merger Consideration”). As of the effective time, all shares of the Company Capital Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration. Additionally, each share of the Company Capital Stock held by the Company or owned by Merger Sub, Parent or any subsidiary of the Company or Parent immediately prior to the effective time of the Merger, will be canceled and extinguished as of the effective time without any conversion or payment in respect thereof. Each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Merger shall be converted at the effective time into one validly issued, fully paid and non-assessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

In addition, at the effective time of the Merger, each outstanding vested option (a “Company Option”) to purchase shares of Company Common Stock issued pursuant to the Company’s 2006 Stock Incentive Plan shall be assumed by Parent, subject to the same terms and conditions as were applicable under such plan immediately prior to the Merger, except that (a) the number of shares of Parent Common Stock subject to each Company Option shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Merger by 0.74599 (subject to adjustment at or prior to closing to reflect vesting of additional Company Options and the issuance of any shares of Company Common Stock upon exercise of Company Options prior to closing) (the “Option Conversion Ratio”), rounded down to the nearest whole number; and (b) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of each Company Option shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Option, as in effect prior to the merger, by the Option Conversion Ratio, subject to any adjustments required by the Internal Revenue Code. All unvested options of the Company will terminate prior to the effective time of the Merger. The Merger Consideration shall consist of an aggregate of 12,500,000 shares of Parent Common Stock which will include the conversion of all shares of Company Capital Stock and the reservation of all shares of Parent Common Stock required for assumption of the Company Options. All warrants to purchase shares of Company Common Stock outstanding at the time of the Merger (the “Company Warrants”) shall be exercised in full or terminated on or before the effective time.

The Merger Agreement contains representations and warranties of Parent and the Company, as applicable, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) subsidiaries, (c) capitalization, (d) authorization, performance and enforceability of the Merger Agreement, (e) licenses and permits, (f) compliance with applicable laws, (g) proper maintenance of financial statements, (h) absence of undisclosed liabilities, (i) absence of certain changes, (j) absence of litigation, (k) employee and employee benefit matters, (l) leases and ownership of other properties, (m) accounts receivables, (n) suppliers and customers, (o) taxes, (p) environmental matters, (q) brokers and third party expenses, (r) intellectual property, (s) material contracts, (t) insurance, (u) compliance with government actions and filings, and (v) interested party transactions.

Each of Parent, the Company and Merger Sub has agreed to continue its business in the ordinary course prior to the closing of the Merger. Additionally, prior to the closing, the parties shall obtain all necessary approvals, the parties are subject to certain confidentiality obligations, and the Company may not, directly or indirectly, solicit or accept any proposals concerning any merger, sale of ownership or assets of the Company, recapitalization or similar transaction. The obligations of Parent and the Company to consummate the Merger are subject to closing conditions including, among other things, that (a) Parent shall have filed a Current Report on Form 8-K with the Securities and Exchange Commission at the closing of the Merger in a form acceptable to the parties; (b) certain existing debt of the Company shall have remained with the Company, 50% of which shall have been assumed by Parent; and (c) existing employment agreements with certain key employees and founders of the Company shall have been amended on or before the closing of the Merger on terms acceptable to such persons, the Company and Parent.

The obligations of each of the Company and the Parent to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions, including, among other things: (a) that the representations and warranties of the other party contained in the Merger Agreement are true and correct in all material respects; (b) that the other party shall have performed or complied in all material respects with all agreements and covenants under the Merger Agreement; (c) the absence of certain litigation with respect to the other party affecting the Merger; (d) the receipt of all necessary consents, waivers or approvals by the other party; (e) completion of due diligence; and (f) the absence of a Material Adverse Effect with respect to the other party, as such term is defined in the Merger Agreement.

The Company’s obligations to consummate the Merger are additionally subject to the appointment of Ian Aaron to the Parent’s Board of Directors and as Chief Executive Officer of the Company, and the appointment of a representative of the stockholders of the Company to the Parent’s Board of Directors. Parent’s obligations to consummate the Merger are additionally subject to: the proper exercise or termination of all Company Warrants, receipt from the Company of certain information, including audited financial statements for the two years ended March 2006 and March 2007, certain resignations by directors and officers of the Company, the termination of certain agreements relating to the equity interests of the Company’s investors, and payment by the Company of outstanding fees and expenses, including legal fees and expenses, incurred by the Stockholder Representatives, in connection with the Merger Agreement.

The Merger Agreement may be terminated at any time prior to the closing of the Merger, as follows: (a) by mutual written agreement of Parent or the Company; (b) by either Parent or the Company if a governmental entity shall have issued a final non-appealable order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (c) by either Parent or the Company if the closing has not occurred on or before February 13, 2008 unless extended by the parties; (d) subject to a 30-day cure period, by either Parent or the Company, if the other party has materially breached any of its covenants, agreements, representations or warranties or if any representation or warranty of the other party has become untrue; or (e) by either Parent or the Company if the stock price of Parent Common Stock is less than $2.75 per share, unless the Company and Parent mutually agree to adjust the share allocations set forth in the Merger Agreement.

The foregoing is not a complete summary of the terms of the Merger Agreement and reference is made to the complete text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. On January 2, 2008, the Registrant issued a press release announcing its entry into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Description
	2.1	Agreement and Plan of Merger, dated as of December 31, 2007, by and among Mandalay Media, Inc., Twistbox Acquisition, Inc., Twistbox Entertainment, Inc. and Adi McAbian and Spark Capital, L.P.
	99.1	Press Release, dated January 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Date: January 2, 2008	By:	/s/ Jay A. Wolf
Jay A. Wolf
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of December 31, 2007, by and among Mandalay Media, Inc., Twistbox Acquisition, Inc., Twistbox Entertainment, Inc. and Adi McAbian and Spark Capital, L.P.

99.1	Press Release, dated January 2, 2008.